WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


{\rtf1\ansi\ansicpg1252\uc1 \deff0\deflang1033\deflangfe1033{\fonttbl{\f0\froman\fcharset0\fprq2{\*\panose 02020603050405020304}Time
s New Roman;}{\f2\fmodern\fcharset0\fprq1{\*\panose 02070309020205020404}Courier New;}
{\f49\froman\fcharset238\fprq2 Times New Roman CE;}{\f50\froman\fcharset204\fprq2 Times New Roman Cyr;}{\f52\froman\fcharset161\fprq
2 Times New Roman Greek;}{\f53\froman\fcharset162\fprq2 Times New Roman Tur;}
{\f54\froman\fcharset186\fprq2 Times New Roman Baltic;}{\f61\fmodern\fcharset238\fprq1 Courier New CE;}{\f62\fmodern\fcharset204\fpr
q1 Courier New Cyr;}{\f64\fmodern\fcharset161\fprq1 Courier New Greek;}{\f65\fmodern\fcharset162\fprq1 Courier New Tur;}
{\f66\fmodern\fcharset186\fprq1 Courier New Baltic;}}{\colortbl;\red0\green0\blue0;\red0\green0\blue255;\red0\green255\blue255;\red0
\green255\blue0;\red255\green0\blue255;\red255\green0\blue0;\red255\green255\blue0;\red255\green255\blue255;
\red0\green0\blue128;\red0\green128\blue128;\red0\green128\blue0;\red128\green0\blue128;\red128\green0\blue0;\red128\green128\blue0;
\red128\green128\blue128;\red192\green192\blue192;}{\stylesheet{\widctlpar\adjustright \fs20\cgrid \snext0 Normal;}{\*
\cs10 \additive Default Paragraph Font;}{\s15\widctlpar\adjustright \f2\fs20\cgrid \sbasedon0 \snext15 Plain Text;}}{\info{\title <A
RTICLE> 6}{\author JonesNa}{\operator JonesNa}{\creatim\yr1999\mo7\dy22\hr16\min11}{\revtim\yr1999\mo7\dy30\hr13\min50}
{\printim\yr1999\mo7\dy30\hr13\min50}{\version7}{\edmins9}{\nofpages2}{\nofwords517}{\nofchars2950}{\*\company Forum Financial Group
}{\nofcharsws0}{\vern113}}\margl1319\margr1319
\widowctrl\ftnbj\aenddoc\hyphcaps0\formshade\viewkind1\viewscale100\pgbrdrhead\pgbrdrfoot \fet0\sectd \linex0\endnhere\sectdefaultcl
 {\*\pnseclvl1\pnucrm\pnstart1\pnindent720\pnhang{\pntxta .}}{\*\pnseclvl2\pnucltr\pnstart1\pnindent720\pnhang{\pntxta .}}
{\*\pnseclvl3\pndec\pnstart1\pnindent720\pnhang{\pntxta .}}{\*\pnseclvl4\pnlcltr\pnstart1\pnindent720\pnhang{\pntxta )}}{\*\pnseclvl
5\pndec\pnstart1\pnindent720\pnhang{\pntxtb (}{\pntxta )}}{\*\pnseclvl6\pnlcltr\pnstart1\pnindent720\pnhang{\pntxtb (}
{\pntxta )}}{\*\pnseclvl7\pnlcrm\pnstart1\pnindent720\pnhang{\pntxtb (}{\pntxta )}}{\*\pnseclvl8\pnlcltr\pnstart1\pnindent720\pnhang
{\pntxtb (}{\pntxta )}}{\*\pnseclvl9\pnlcrm\pnstart1\pnindent720\pnhang{\pntxtb (}{\pntxta )}}\pard\plain \s15\widctlpar
\tqdec\tx6480\adjustright \f2\fs20\cgrid {[ARTICLE] 6
\par }\pard \s15\widctlpar\adjustright {<LEGEND>
\par THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION
\par EXTRACTED FROM THE FORUM FUNDS ANNUAL REPORT DATED
\par MAY 31, 1999 AND IS QUALIFIED IN ITS ENTIRETY
\par BY REFERENCE TO SUCH REPORT.
\par </LEGEND>
\par <CIK> 0000315774
\par <SERIES>
\par    <NUMBER> 331
\par    <NAME> EMERGING MARKETS FUND - Investor
\par
\par
\par }\pard \s15\qj\widctlpar\adjustright {<PERIOD-TYPE>                   YEAR
\par <FISCAL-YEAR-END>                          MAY-31-1999
\par <PERIOD-START>                             JUN-01-1998
\par <PERIOD-END>                               MAY-31-1999
\par }\pard \s15\qj\widctlpar\tqdec\tx6480\adjustright {<INVESTMENTS-AT-COST>      \tab 0
\par <INVESTMENTS-AT-VALUE>                               0
\par }\pard \s15\qj\widctlpar\adjustright {<RECEIVABLES>                                        0
\par }\pard \s15\qj\fi-6480\li6480\widctlpar\adjustright {<ASSETS-OTHER>                                       0
\par }\pard \s15\qj\widctlpar\adjustright {<OTHER-ITEMS-ASSETS>                                 0
\par <TOTAL-ASSETS>                                       0
\par <PAYABLE-FOR-SECURITIES>                             0
\par <SENIOR-LONG-TERM-DEBT>                              0
\par <OTHER-ITEMS-LIABILITIES>                            0
\par <TOTAL-LIABILITIES>                                  0
\par <SENIOR-EQUITY>                                      0
\par <PAID-IN-CAPITAL-COMMON>                           330
\par <SHARES-COMMON-STOCK>                                0
\par <SHARES-COMMON-PRIOR>                              763
\par <ACCUMULATED-NII-CURRENT>                            4
\par <OVERDISTRIBUTION-NII>                               0
\par <ACCUMULATED-NET-GAINS>                              0
\par <OVERDISTRIBUTION-GAINS>                          (334)
\par <ACCUM-APPREC-OR-DEPREC>                             0
\par <NET-ASSETS>                                         0
\par <DIVIDEND-INCOME>                                  120
\par <INTEREST-INCOME>                                   34
\par <OTHER-INCOME>                                     (93)
\par <EXPENSES-NET>                                     (10)
\par <NET-INVESTMENT-INCOME>                             51
\par <REALIZED-GAINS-CURRENT>                          (342)
\par <APPREC-INCREASE-CURRENT>                            0
\par <NET-CHANGE-FROM-OPS>                             (291)
\par <EQUALIZATION>                                       0
\par <DISTRIBUTIONS-OF-INCOME>                            0
\par <DISTRIBUTIONS-OF-GAINS>                             0
\par <DISTRIBUTIONS-OTHER>                                0
\par <NUMBER-OF-SHARES-SOLD>                              0
\par <NUMBER-OF-SHARES-REDEEMED>                       (791)
\par <SHARES-REINVESTED>                                 28
\par <NET-CHANGE-IN-ASSETS>                          (7,083)
\par <ACCUMULATED-NII-PRIOR>                             33
\par <ACCUMULATED-GAINS-PRIOR                           157
\par <OVERDISTRIB-NII-PRIOR>                              0
\par <OVERDIST-NET-GAINS-PRIOR>                           0
\par <GROSS-ADVISORY-FEES>                               13
\par <INTEREST-EXPENSE>                                   0
\par <GROSS-EXPENSE>                                 28,041
\par <AVERAGE-NET-ASSETS>                             6,549
\par <PER-SHARE-NAV-BEGIN>                             9.28
\par <PER-SHARE-NII>                                   0.98
\par <PER-SHARE-GAIN-APPREC>                          (9.96)
\par <PER-SHARE-DIVIDEND>                             (0.02)
\par <PER-SHARE-DISTRIBUTS>                           (0.28)
\par <RETURNS-OF-CAPITAL>                                 0
\par <PER-SHARE-NAV-E                                  0.00
\par <EXPENSE-RATIO                                    0.15
\par [AVG-DEBT-OUTSTANDING]                               0
\par [AVG-DEBT-PER-SHARE]                                 0
\par                                                      0
\par
\par }\pard\plain \qj\widctlpar\adjustright \fs20\cgrid {
\par }\pard \widctlpar\adjustright {
\par
\par }}
